                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Badger Paper Mills, Inc.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           Badger Paper Mills, Inc.
- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 2, 1995


To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders of Badger Paper Mills, Inc. will be held at the Riverfront Inn, 1821 Riverside Avenue, Marinette, Wisconsin, on Tuesday, the 2nd day of May, 1995, at 10 a.m. (Central Daylight Time), for the purpose of:

1. Electing two directors to serve for a term of two years in Class I of the Board of Directors. Each director elected shall serve for the remaining two years of the Class I term expiring in 1997, and until his successor is elected and qualified.

2. Electing two directors to serve for a term of three years in Class II of the Board of Directors. Each director elected shall serve for the three-year term expiring in 1998, and until his successor is elected and qualified.

3. Considering and transacting any other business which may properly come before such meeting or any adjournment thereof.

Stockholders of record at the close of business on March 10, 1995, are entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

Your attendance at the Annual Meeting is encouraged. In any event, prompt execution and return of your proxy will assure your representa tion at the meeting, and minimize the cost of proxy solicitation. Your proxy may be revoked at any time prior to its exercise by giving notice to the Company in writing or in open meeting, but without affecting any vote previously taken.

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THE PROXY IN THE ENCLOSED, RESTAMPED ENVELOPE.

                                      BY ORDER OF THE
                                      BOARD OF DIRECTORS


                                      Miles L. Kresl, Jr.
                                      Corporate Secretary

March 27, 1995

                                PROXY STATEMENT
                            BADGER PAPER MILLS, INC.
                              PESHTIGO, WISCONSIN



                     SOLICITATION AND REVOCATION OF PROXIES

The enclosed proxy is being solicited by and on behalf of the Board of Directors of Badger Paper Mills, Inc. (Company) for use at the Annual Meeting of Stockholders to be held May 2, 1995, at the Riverfront Inn, 1821 Riverside Avenue, Marinette, Wisconsin, or at any adjournment thereof for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders.

The Company will bear the cost of solicitation of all proxies. In addition to the solicitation of proxies by mail, the Company will request brokers, security dealers and nominees for others to obtain proxies from and send proxy material to their principals, and will reimburse such persons for their expenses in doing so. No soliciting material other than the Notice of Annual Meeting, Proxy Statement and Form of Proxy will be used.

Any stockholder giving a proxy has the power to revoke it at any time prior to its exercise by giving notice to the Company in writing or in open meeting, but without affecting any vote previously taken. Shares represented by the proxy will be voted as specified unless the proxy is revoked, mutilated or received in such form or at such time as to render it not votable.

A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. Directors are elected by a plurality of the votes cast by the holders of the Company's common stock at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. Shares for which authority is withheld to vote for director nominees are considered shares present and entitled to vote, but are not counted as votes cast for such directors. A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it does not receive instructions as to vote from the beneficial owners, has the discretion to vote the beneficial owner's shares with respect to the election of directors. Any shares not voted, whether by withheld authority or otherwise, have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. The inspectors of election appointed by the Board of Directors shall count the votes and ballots.

This material is being mailed on or about March 27, 1995. The Annual Report to stockholders for the year ended December 31, 1994, is enclosed, but is not considered proxy soliciting material.


                               OUTSTANDING STOCK

There are outstanding 1,956,830 shares of stock at March 10, 1995, all having voting rights. Each share of outstanding capital stock is entitled to one vote, and cumulative voting does not pertain to the election of directors.

Only stockholders of record at the close of business March 10, 1995, will be entitled to vote at the Annual Meeting and all adjournments thereof.


          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 10, 1995, which is the most recent practical date, each person or group of persons who is known to the Company to be the beneficial owner of more than 5% of the Com pany's outstanding common stock, and about the beneficial ownership of all directors and executive officers of the Company as a group, and of the prior officer named in the Summary Compensation Table. See Election of Directors regarding ownership of stock by other individual directors.


                                        Amount and Nature of   Percent
    Name and Address                    Beneficial Ownership  of Class
    ----------------                    --------------------  ---------

    Walter F. Adrian, Tr. UA                  112,000            5.7%
    November 1, 1979
    Walter F. Adrian
    201 Emery Avenue, South
    Peshtigo, Wisconsin  54157

    Bennie C. Burish                          100,948/1/         5.2%
    352 Brown Avenue
    Peshtigo, Wisconsin  54157

    Edwin A. Meyer, Jr.                       391,064/2/        20.0%
    420 Marnie Lane
    Peshtigo, Wisconsin  54157

                                        Amount and Nature of   Percent
    Name and Address                    Beneficial Ownership  of Class
    ----------------                    --------------------  ---------

    James D. Azzar                            209,964/3/        10.7%
    Bomarko, Inc.
    Extrusions Division, Inc./3/

    All directors and
    executive officers
    as a group (9 persons)                    511,172/4/        26.1%

    Robert Strasburg                            2,000            0.1%/5/

/1/Amounts shown do not include 11,500 shares of common stock owned by Donna M. Burish, Mr. Burish's wife, as to which he disclaims voting and dispositive powers.

/2/Amounts shown include 45,052 shares of common stock held in the Edwin August Meyer Trust; Mr. Meyer has voting power as to the shares held in the trust. Amounts shown also include 50,800 shares owned by Lorraine Meyer, 16,740 shares owned by Timothy P. Coffey, and 34,960 shares owned by Carol Coffey Sheridan, as to which Mr. Meyer has voting rights but disclaims beneficial ownership. The amounts shown do not include 8,312 shares of common stock owned by Gloria L. Meyer, Mr. Meyer's wife, as to which he disclaims voting and dispositive powers.

/3/According to a report of beneficial ownership on Form 13D dated March 8, 1995, James D. Azzar ("Azzar"), Bomarko, Inc. ("Bomarko") and Extrusions Division, Inc. ("EDI") constitute a "group" with respect to the acquisition of Company common stock. Of the reported shares, 209,864 are owned by Bomarko, and 100 are owned by EDI. Azzar is deemed to beneficially own all of such shares in his capacity as chairman of the board, chief executive officer and director of, and investor in, Bomarko, and president, sole director and sole share holder of EDI. Azzar's address is 201 Cottage Grove, S. E., Grand Rapids, Michigan 49507. The address of Bomarko's principal office is North Oak Road, P. O. Box K, Plymouth, Indiana 46563. The address of EDI's principal office is 208 Pioneer Club Road, East Grand Rapids, Michigan 49506.

/4/A director or executive officer has sole voting and dispositive powers with respect to 360,920 shares; a director or executive officer has sole voting rights only with respect to 147,552 shares; and a director or executive officer has shared voting and dispositive powers with respect to 2,700 shares.

/5/Mr. Strasburg resigned as president and director effective November 15, 1994.

                             ELECTION OF DIRECTORS

The Company's by-laws provide that the Board of Directors shall be divided into three classes; the term of each such class shall have regular three-year terms commencing at the expiration of the respec tive initial terms, and until their successors are duly elected and qualified. The Board has determined that the number of directors for the coming year shall be six.

At the 1995 Annual Meeting, two Class I directors and two Class II directors will be elected. Claude L. Van Hefty was elected to the Board of Directors as a Class I director by resolution of the Board of Directors on December 19, 1994. Ralph D. Searles was elected to the Board of Directors as a Class I director by resolution of the Board of Directors on February 7, 1995. The By-Laws of the Company provide that Messrs. Van Hefty and Searles must be re-elected by the share holders to serve the two-year balance of the current Class I term, which expires in 1997. The Board of Directors has nominated Messrs. Van Hefty and Searles for such election.

Thomas J. Kuber was elected to the Board of Directors as a Class II director by resolution of the Board of Directors on February 7, 1995. The By-Laws of the Company provide that Mr. Kuber must be re-elected by the shareholders to serve the three-year Class II term, which expires in 1998. The Board of Directors has nominated Mr. Kuber for such election. The Board of Directors also nominates for re-election as Class II director Earl R. St. John, Jr., for the three-year term to expire in 1998. Mr. St. John currently serves as Director of the Company.

Unless otherwise revoked, proxies received by the Board of Directors with authority to vote in the election of directors will be voted for the election for the respective terms of each of the nominees.

Messrs. Van Hefty, Kuber, St. John, and Searles, if elected, have consented to serve as directors. The Company has no reason to believe that any of them, if elected, would be unable to serve as a director. Should any of the individuals unexpectedly become unable to stand as a nominee for director, the proxy will be voted in accordance with the best judgment of the person acting under it.

                                                                     Shares of
                                                                     Stock
                                                            First    Beneficially
                       Principal Occupation for             Year     Owned on
Name                   Last Five Years                 Age  Elected  March 10, 1995
- ----                   -----------------------         ---  -------  --------------

Nominees for Director  - Class I - Term Expires 1997
- ----------------------------------------------------

Claude L. Van Hefty    President of the Company since   56    1994       2,350/1/
                       November, 1994; previously
                       Vice President/Fibre Procurement
                       of the Company, and Vice
                       President/General Manager of
                       the Company's former Dayton,
                       Ohio division; former
                       Director of Purchases
                       for the Company

Ralph D. Searles       President and CEO,               53    1995        300/2/
                       Great Northern Corporation,
                       Appleton, Wisconsin


Nominees for Director  - Class II - Term Expires 1998
- -----------------------------------------------------

Earl R. St. John, Jr.  Owner & President, Earl          58     1986    11,000/3/
                       St. John Forest Products, Inc.,
                       and St. John Trucking, Inc.,
                       Spalding, Michigan

Thomas J. Kuber        President, K&K Warehousing,      54     1995     1,010/4/
                       Menominee, Michigan;
                       CEO, Great Lakes Pulp &
                       Fibre, Inc.,
                       Menominee, Michigan

Directors who belong to Class III are not up for election at the meeting this year. However, for stockholders' information, they are as follows:

Directors - Class III - Term Expires 1996
- -----------------------------------------

Bennie C. Burish       Retired, Former President        69     1970   100,948/5/
                       & Chief Operating Officer
                       of the Company

Edwin A. Meyer, Jr.    Chairman of the Board &          68     1958   391,064/6/
                       Retired Chief Executive
                       Officer of the Company

Except as noted under Stock Ownership of Certain Beneficial Owners and Management above, no director beneficially owns more than 1% of the common stock of the Company.

/1/Amounts shown include 2,000 shares of common stock owned by Mr. Van Hefty and Karen J. Van Hefty, his wife, as joint tenants as to which they share voting and investment powers.

/2/Mr. Searles is president and CEO of Great Northern Corporation from which the Company purchased corrugated packaging products totaling $171,860 at contracted prices which are competitive with other manu facturers supplying similar materials.

/3/Amounts shown include 11,000 shares of common stock held in trust as to which Mr. St. John has sole voting and dispositive powers. Amounts shown do not include 11,000 shares of common stock held in trust for the benefit of Rosemary St. John, Mr. St. John's wife, as to which he disclaims voting and dispositive powers.

Mr. St. John is the owner and president of Earl St. John Forest Products, Inc., from which the Company purchased pulpwood in 1994. See Compensation Committee Interlocks and Insider Participation.

/4/Mr. Kuber is president of K&K Warehousing to which the Company made payments in aggregate of $274,702 in 1994. K&K Warehousing provided storage, handling, pickup and delivery services for raw materials and finished product at negotiated rates which are competitive with other warehousemen and contract carriers.

/5/See Note 1 under Stock Ownership of Certain Beneficial Owners and Management.

/6/See Note 2 under Stock Ownership of Certain Beneficial Owners and Management.


                          BOARD AND COMMITTEE MEETINGS

During the year ended December 31, 1994, the Board of Directors held five meetings. Each Director attended more than seventy-five percent of the total number of meetings of the Board and Board committees of which he was a member during the year, or during the period of member ship when less than the full year. The Board of Directors has ap pointed executive, compensation and audit committees. It has no nominating committee.

The audit committee reviews the scope of audits proposed by the independent public accountants appointed by the Board of Directors, the professional services performed by such accountants and their independence from management of the Company. The committee also reviews the annual financial statements of the Company and such other matters with respect to the accounting, auditing and financial report ing practices and procedures of the Company as it may find appropriate or as have been brought to its attention. The members of the audit committee are Bennie C. Burish, Chairman since October, 1994; Earl St. John, Jr., and, Edwin A. Meyer, Jr. since December, 1994. Until their resignations from the Board of Directors in October and December, 1994, Timothy M. Dempsey and Robert G. Van Dyck also served on the audit committee. The audit committee met once during 1994.

The compensation committee reviews executive compensation policies and also recommends from time to time to the Board of Directors compensa tion of the elected officers of the Company. Its members are Earl R. St. John, Jr., Chairman, Bennie C. Burish, and Edwin A. Meyer, Jr. Until his resignation from the Board of Directors in October, 1994, Timothy M. Dempsey also was a member of the Compensation committee. The compensation committee met once during 1994.

The executive committee may exercise many of the powers of the Board of Directors in the management of the business and affairs of the Company in the intervals between meetings of the Board. While its powers are very broad, in practice it meets only when it would be impractical to call a meeting of the Board. The members of the executive committee are Edwin A. Meyer, Jr., Chairman; Bennie C. Burish, and Earl R. St. John, Jr. The executive committee met three times during 1994.

Each Director of the Company receives a $3,000 quarterly retainer while he serves as Director. Each Director who serves as a member of the executive, audit or compensation committee will receive $750 for each committee meeting attended. Directors who are employees of the Company are not paid any fees or additional remuneration for service as members of the Board or any of its committees. Please see Execu tive Compensation for certain compensation arrangements relating to Messrs. Meyer and Burish, as former executive officers of the Company.


                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders (collectively, "insiders") are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

All publicly-held companies are required to disclose the names of any persons who fail to make any such filing on a timely basis and the number of delinquent filings and transactions, based solely on a review of the copies of the Section 16(a) forms furnished to the Company, or written representations that no such forms were required. On that basis, the Company believes that for fiscal 1994 the Company's insiders have complied with all Section 16(a) filing requirements applicable to them.


                      REPORT OF COMPENSATION COMMITTEE ON
                   ANNUAL EXECUTIVE MANAGEMENT COMPENSATION

Executive officer compensation is established through recommendations of the compensation committee of the board of directors. The commit tee meets as necessary to review with the president the performance of executive officers of the Company, and without him in the evaluation of his services. The committee recommends executive compensation to the board of directors, which then makes its decisions as to such matters after review and deliberation. The committee also is respon sible for establishing and administering policies which govern incen tives. In addition to the persons named below, Timothy M. Dempsey served as a member of the compensation committee until his resignation from the Company's Board of Directors in October, 1994.

The philosophy of the compensation committee with respect to executive officer compensation is to position base salaries conservatively low in relation to perceived comparable market compensation. The commit tee makes a review of compensation for companies perceived by the committee to be similar, based on available public information. The companies included in that review are not necessarily the same as the companies included in the "peer group index" used in the following performance graph. The committee then establishes base salaries for the various executive officer positions based on what the committee perceives to be the low range of salaries for positions which, in the committee's judgment, are comparable in responsibilities and function.

The committee last increased base salaries in 1992. Because of the Company's subsequent performance, the committee decided that base salaries would not be increased in either 1993 or 1994, and that increased compensation, if any, would need to be paid in the form of bonuses resulting from Company performance.

Balancing performance incentives are provided on the basis of current profitable Company performance. Historically, a substantial portion of executive officer compensation has been paid as bonus or incentive compensation. As a result of the Company's losses during 1993 and 1994, no bonuses have been paid in either year. Therefore, except for one increase to one executive officer resulting from a substantial increase in his duties, executive compensation during 1993 and 1994 has been substantially reduced from compensation levels which were paid for in 1992.

Because the stock of the Company is not actively traded, broad-based incentives based upon stock ownership (such as stock option plans) generally have not been recommended by the committee or adopted by the board of directors. As indicated below, in selected circumstances exceptions were made for individuals, particularly if they were new to the Company and did not own Company shares, such as in the case of the Company's previous chief executive officer.

The Company experienced a change in chief executive officers during 1994.
Robert Strasburg resigned as chief executive officer in Novem ber, 1994, and was replaced by Claude L. Van Hefty, who previously was the Company's Vice President/Fibre Procurement.

Mr. Robert Strasburg was employed as of February 1, 1993. His salary was originally negotiated at an annual rate of $150,000. Mr. Strasburg was employed as a result of an executive search conducted on behalf of the board of directors. His salary and incentive compensa tion were negotiated with consideration to compensation the committee believed, on the basis of published information, was provided to persons similarly employed in the pulp and paper industry. The companies included in this review were not necessarily the same as those included in the peer group index. As a result of the salary freeze in 1994, Mr. Strasburg's 1994 salary remained at $150,000.

If operations had been profitable, Mr. Strasburg would have been eligible for a bonus for 1994, to be determined in the discretion of the board of directors. Because there were no Company profits prior to Mr. Strasburg's resignation, no such bonus was paid.

As noted above, incentive compensation based upon stock ownership in the Company has not been an integral part of executive officer compen sation. From time to time, however, it has been considered to be important to the initial employment and retention of executives. Upon his employment, Mr. Strasburg was granted 1,000 shares of common stock of the Company to vest ratably on February 1, 1994 and February 1, 1995. Upon Mr. Strasburg's resignation from the Company, 500 of those shares were vested and 500 reverted to the Company. The committee had committed (subject to Mr. Strasburg's continued employment) to make an additional grant of 10,000 shares of restricted common stock in 1995; however, Mr. Strasburg's resignation terminated the commitment. The compensation committee believed that these grants of restricted stock were important elements of compensation intended to link the interests of Mr. Strasburg and those of the shareholders at the earliest oppor tunity in the long-term success of the Company.

During the summer of 1994, Mr. Strasburg requested, and the committee (and entire board) agreed to a new Key Executive Employment and Severance Agreement (the "Severance Agreement") for Mr. Strasburg. The Severance Agreement was intended primarily to provide Mr. Strasburg with protection in the event of a future change of control of the Company. The Severance Agreement did not mandate any particu lar level of compensation prior to such a change in control and did not restrict either party's ability to end the employment relation ship. The committee felt that the agreement was appropriate to attempt to provide some stability to the Company during a period of financial difficulty without reducing the Company's options prior to any change in control. See Executive Compensation -- Employment Agreement.

Mr. Strasburg resigned as an officer and director of the Company in November, 1994. In connection therewith, the committee, and the Board, believed it was appropriate to enter into an agreement to continue certain benefits and salary payments to Mr. Strasburg for a transition period, as part of the settlement and termination of any employment-related obligations of the Company to Mr. Strasburg.

Mr. Van Hefty became chief executive officer of the Company in Novem ber, 1994. Mr. Van Hefty has been employed by the Company for over 25 years, and had served since 1993 as the Company's Vice President/Fibre Procurement. Therefore, almost all of the compensation paid to Mr. Van Hefty during 1994 was determined and paid prior to his becoming chief executive officer. Mr. Van Hefty's compensation until November was determined in the same manner as the Company's other executive officers, as provided above. In view of his substantial increase in his responsibilities, the Board agreed that the initial annual salary for Mr. Van Hefty in the new position of chief executive officer would be at the same level as had been provided to Mr. Strasburg. Because of his existing stock ownership in the Company, Mr. Van Hefty was not offered any stock-based compensation. Mr. Van Hefty was not paid any bonus for 1994 because of the Company's loss for the year.

Because of its current compensation structure, the committee believes that the Company is unlikely that it will be affected by the provi sions of the 1993 Federal Tax Act, which limits the deductibility of executive compensation in excess of one million dollars per year. The committee intends to monitor this matter.

Compensation Committee: Earl R. St. John, Jr., Chairman; Bennie C. Burish; Edwin A. Meyer, Jr.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Burish and Meyer became members of the compensation committee in July and October, 1993, respectively. Mr. Meyer retired as the Company's Chief Executive Officer on March 31, 1993, but continues as the Chairman of the Board of Directors. Mr. Burish retired as the Company's President in May 1991, but served as Interim President from August, 1992 to February, 1993. The law firm of Timothy M. Dempsey, a former member of the compensation committee, had served as counsel to the Company for many years. The Company purchases pulpwood from a company owned by Mr. St. John. In 1994, the amount of such purchases was $80,718. The purchases were under contracts issued by Badger Paper Mills, Inc., in accordance with its published pulpwood price lists. See Note 2 to the table under Election of Directors.


                             EXECUTIVE COMPENSATION

The following table summarizes cash compensation of the Company's chief executive officer and former chief executive officer, for the year ended December 31, 1994. No other executive officer of the Company received annual cash compensation exceeding $100,000 for that period.

===================================================================================================
                                            ANNUAL COMPENSATION         LONG-TERM
                                                                       COMPENSATION
===================================================================================================
                                                                          AWARDS
                                                              OTHER     -----------
                                                              ANNUAL    RESTRICTED      ALL OTHER
                                                             COMPEN-       STOCK        COMPEN-
            NAME AND                      SALARY    BONUS   SATION/1/     AWARDS       SATION/1,4/
       PRINCIPAL POSITION          YEAR     ($)      ($)       ($)          ($)            ($)
===================================================================================================
Claude L. Van Hefty                1994  $ 81,394     -         -            -           $ 5,409
President since 11/15/94
- ---------------------------------------------------------------------------------------------------
Robert Strasburg                   1994  $148,889     -         -            -           $29,482
Former Chief Executive Officer/  ------------------------------------------------------------------
President/Treasurer/2/             1993  $137,500     -         -       $16,750/3/       $ 8,696
===================================================================================================

/1/The aggregate amount of such compensation for the indicated persons was less than 10% of the total salary and bonus reported for the named executive officer in the summary cash compensation table in each year.

/2/Mr. Strasburg resigned as an officer and director of the Company on November 15, 1994.

/3/Represents the difference between the price paid and the most re cently reporting market closing sale price on the day of purchase of 1,000 shares of the Company's common stock. The shares were restricted upon purchase; Mr. Strasburg became vested in 500 shares on February 1, 1994, but forfeited the remaining 500 shares upon his resignation. The market value of such shares was $4,625 at December 31, 1994.

/4/Includes the Company's contractual plan contribution on the named executive officers to the Company's Profit Sharing Trust for Non-Union Employees in the following amounts: Mr. Strasburg, $9,487 for 1994 and $8,986 for 1993; Mr. Van Hefty, $4,088 for 1994. Also includes $10,750 paid to Mr. Strasburg in 1994 as severance pay in connection with the agreement entered between Mr. Strasburg and the Company. See Employment Agreements.

EMPLOYMENT AGREEMENTS
- ---------------------

In connection with his employment in 1993 as president, the Company entered into an employment agreement with Mr. Strasburg. The employ ment agreement was not for any set term. Under the agreement, Mr. Strasburg's annual salary was set at $150,000. The agreement provides for incentive compensation for 1993 equal to 1.25% of the Company's pre-tax profits, before contributions to profit sharing trust, with a minimum of 10% of Mr. Strasburg's salary and other W-2 income, and a maximum of 30% (Mr. Strasburg waived his bonus for 1993.) Subse quently, the bonus amount was to be set by the Board of Directors. The agreement also provided for the sale of 1,000 restricted shares of Company common stock to Mr. Strasburg at $1.00 per share, and provided for the issuance of 10,000 shares of restricted stock on Mr. Strasburg's second anniversary of employment. The employment agree ment also provided for Mr. Strasburg's election as a director of the corporation and reimbursement of certain moving and other expenses.

In August, 1994, the Company and Mr. Strasburg entered into a Key Executive Employment and Severance Agreement. The Severance Agreement was motivated in part by Mr. Strasburg's desire to provide more certainty in view of the Company's continuing losses, and concerns over his position in the event the Company were to be acquired. Under the Severance Agreement, in the event of specified changes in control of the Company, Mr. Strasburg would have been entitled to continuation of his salary for up to three years in the event of certain termina tions or resignations with cause. The Severance Agreement did not mandate any particular salary, bonus or benefit level prior to a change in control.

The employment arrangements with Mr. Strasburg were terminated as a result of his resignation in November, 1994. As part of an agreement in connection with that resignation, the Company agreed to continue payment of Mr. Strasburg's base salary, and medical and dental bene fits, through April 30, 1995. Additionally, the Company agreed to pay the difference between such amounts and any amounts actually paid to Mr. Strasburg in a new position (if any) for the period May 1, 1995 through July 31, 1995. Such payments were intended to settle any employment-related obligations of the Company with respect to Mr. Strasburg.

In January, 1995, the Company and Mr. Van Hefty entered into an Executive Employment Agreement. The Executive Employment Agreement was motivated by Mr. Van Hefty's and the Board's desire to provide with certainty and continuity for the Company in the event the Company were to be acquired. Under the Executive Employment Agreement, in the event of specified changes in control of the Company, Mr. Van Hefty would be entitled to continuation of his salary for up to three years in the event of certain terminations or resignations. The Executive Employment Agreement does not mandate any particular salary, bonus or benefit level prior to a change in control, and does not restrict the Company's ability to terminate Mr. Van Hefty prior to a change in control.

AGREEMENTS WITH RETIRED EXECUTIVE OFFICERS WHO ARE DIRECTORS

In October, 1990, the Board of Directors adopted a Supplemental Executive Retirement Plan (the "SERP"). The SERP provides additional benefits to executive employees designated by the board of directors, which include Messrs. Meyer and Burish. Under the SERP, a participant acquires the right upon retirement to benefits, payable on a monthly basis for 120 months, which will be equal to $50,000 on an annual basis. In the event of death of a participant after retirement, but before payment of benefits in full, his or her spouse acquires the right to receive the monthly benefits which would have been paid to the participant had he or she not died. The amounts calculated under the SERP are not subject to any reduction for Social Security and are not determined primarily by final compensation or by average final compensation and years of service.


                              COMPANY PERFORMANCE

The following graph shows a five-year comparison of cumulative total returns for the Company, the Standard & Poor's 500 Stock Index (S&P 500), and a Peer Group Index. The Peer Group Index selected by the Company is the S&P Paper & Forestry Products Index.

                   COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL


                       [PERFORMANCE GRAPH APPEARS HERE]


                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
            AMONG BADGER PAPER MILLS, S&P 500 INDEX AND PEER GROUP


Measurement Period           BADGER          S&P
(Fiscal Year Covered)        PAPER MILLS     500 INDEX    PEER GROUP
- -------------------          -----------     ---------    ----------
Measurement Pt-
01/01/89                     $100.00         $100.00      $100.00
FYE 12/31/90                 $ 70.13         $ 96.90      $ 90.34
FYE 12/31/91                 $122.85         $126.42      $114.59
FYE 12/31/92                 $ 79.71         $136.05      $131.02
FYE 12/31/93                 $ 58.24         $149.76      $144.40
FYE 12/31/94                 $ 45.85         $151.74      $150.46

Assumes $100 invested on January 1, 1989 in each of the Company's common stock, S&P 500, and the Peer Group. Total return assumes reinvestment of dividends.


                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The independent accounting firm of Coopers & Lybrand has served as auditors for the Company since 1944. It is anticipated that a representative of Coopers & Lybrand will be present at the Annual Meeting.


                     SUBMISSION OF STOCKHOLDERS' PROPOSALS

Any stockholder entitled to submit proposals to be considered at the next annual meeting of stockholders shall be a record or beneficial owner of at least 1% or $1,000 in market value of the Company's common stock at the time the proposal is submitted, shall have held said stock for at least one year, and shall continue to own said stock through the date on which the annual meeting is held.
Properly submitted proposals to be presented in the Company's Proxy Statement for such meeting must be delivered in writing to the Badger Paper Mills, Inc., 200 West Front Street, Peshtigo, Wisconsin 54157, no later than December 1, 1995.

                                 OTHER MATTERS

The receipt of any report which may be submitted to the meeting is not to constitute approval or disapproval of any of the matters referred to in such report or reports.

The management is not aware of any other matters which may be pre sented at the Annual Meeting, other than the election of directors, but if other matters do properly come before the meeting, it is intended that the proxyholders will vote in respect thereof in accor dance with their judgment in the interest of the Company, and in accordance with the Company's by-laws.


                            BY ORDER OF THE BOARD OF DIRECTORS



                            Miles L. Kresl, Jr., Corporate Secretary

March 27, 1995


               PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

A copy of the Company's annual report on Form 10-K to the Securities and Exchange Commission (without exhibits) for the fiscal year ended December 31, 1994 will be provided without charge upon written request to:

                            Badger Paper Mills, Inc.
                            Office of the Secretary
                                 P. O. Box 149
                        Peshtigo, Wisconsin  54157-0149

BADGER PAPER MILLS, INC.
Peshtigo, Wisconsin 54157

PROXY

This proxy is solicited on behalf of the board of directors.

The undersigned hereby appoints Edwin A. Meyer, Jr. and Bennie C. Burish, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Badger Paper Mills, Inc., held on record by the undersigned on March 10, 1995, at the annual meeting of stockholders to be held May 2, 1995 or any adjournment thereof.

1. ____ FOR all nominees listed below      ____ WITHHOLD AUTHORITY
        (except as marked to the                to vote for all nominees
        contrary below).                        listed below.

(INSTRUCTION: TO WITHHOLD AUTHORITY to vote for any individual nominee, strike a line through the nominee's name listed below.)

CLASS I:                               CLASS II:
____ Ralph D. Searles                  ____ Thomas J. Kuber
____ Claude L. Van Hefty               ____ Earl R. St. John, Jr.

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

The proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Item 1.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

____ Please check here if you plan to attend the annual meeting in person.

Dated ____________, 1995     ___________________________________________________
                                                                       Signature

                             ___________________________________________________
                                                      Signature, if held jointly

Please mark, sign, date and promptly return the proxy card, using the enclosed envelope.